                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                               (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         Greate Bay Casino Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         Greate Bay Casino Corporation
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:


[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:________________________________________________
     (2) Form, Schedule or Registration Statement No.:__________________________
     (3) Filing Party:__________________________________________________________
     (4) Date Filed:____________________________________________________________

                         GREATE BAY CASINO CORPORATION

                    c/o Advanced Casino Systems Corporation
                         200 Decadon Drive, Suite 100
                     Egg Harbor Township, New Jersey 08234

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 24, 2000

To the Stockholders of
 Greate Bay Casino Corporation

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Greate Bay Casino Corporation (the "Company") will be held at the Westin Hotel, 13440 Dallas Parkway, in the City of Dallas, Texas on the 24th day of July 2000, at 10:30 a.m. (local time) for the following purposes:

   1. To elect six (6) directors to hold office until their respective successors have been duly elected and qualified.

   2. To ratify the appointment of Deloitte & Touche LLP as the independent public accountants of the Company for fiscal year 2000.

   3. To transact any and all other business that may properly come before the meeting.

   The Board of Directors has fixed the close of business on June 23, 2000 as the Record Date to determine which stockholders are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for 10 days prior to the meeting.

   YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. THE COMPANY WILL RETURN YOUR PROXY TO YOU IF YOU ATTEND THE ANNUAL MEETING AND REQUEST THAT IT BE RETURNED OR IF YOU REQUEST THAT IT BE RETURNED AS DESCRIBED ON THE NEXT PAGE. YOUR PROMPT RESPONSE WILL REDUCE THE TIME AND EXPENSE OF PROXY SOLICITATION.

                              BY ORDER OF THE BOARD OF DIRECTORS,



                              William D. Pratt, Secretary

Dallas, Texas
June 27, 2000

                         GREATE BAY CASINO CORPORATION

                    c/o Advanced Casino Systems Corporation
                         200 Decadon Drive, Suite 100
                        Atlantic City, New Jersey 08234

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 24, 2000

                    SOLICITATION AND REVOCATION OF PROXIES

   This Proxy Statement and the accompanying Proxy are being mailed to the stockholders of Greate Bay Casino Corporation (the "Company") on or about June 27, 2000, in connection with the solicitation of Proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held on July 24, 2000 (the "Annual Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting.

   The accompanying Proxy form is designed to permit you, as a holder of the Company's voting common stock ("Common Stock"), to vote for or withhold voting for any or all of the nominees for election as directors of the Company listed under Proposal 1 and to authorize the proxies to vote in their discretion with respect to any other proposal brought before the Annual Meeting. When your executed and dated proxy card specifies a choice with respect to a voting matter, your shares will be voted accordingly. If you do not specify a choice, the Proxy will be voted by those persons named in the Proxy at the Annual
Meeting: FOR the election of the nominees specified under the caption "Election of Directors" and FOR the ratification of Deloitte & Touche LLP as the Company's independent public accountants for fiscal year 2000.

   The Company encourages you to attend its annual meetings. Mailing your Proxy does not prevent you from voting in person if you so desire. Any stockholder of the Company completing a Proxy has the right to revoke his or her Proxy at any time prior to the voting. Revocation of your proxy may be done either in person at the Annual Meeting or by giving written notice to the Company addressed to Mr. William D. Pratt, Secretary, Greate Bay Casino Corporation, c/o Advanced Casino Systems Corporation, 200 Decadon Drive, Suite 100, Atlantic City, New Jersey 08234. No revocation shall be effective, however, unless it is received by the Company at or prior to the Annual Meeting.

   In addition to the solicitation of Proxies by use of the mail, officers and regular employees of the Company may solicit the return of Proxies by personal interview, telephone or other electronic means. Officers and employees will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of stock. The cost of preparing, printing, assembling, and mailing the Notice of Annual Meeting, this Proxy Statement, the enclosed proxy form and any additional material as well as the cost of forwarding solicitation material to the beneficial owners of stock and other solicitation costs will be paid by the Company.

                            PURPOSES OF THE MEETING

   At the Annual Meeting, the stockholders of the Company will consider and vote on the following matters:

   1. The election of six (6) directors to hold office until their respective successors have been duly elected and qualified.

   2. To ratify the appointment of Deloitte & Touche as the independent public accountants of the Company for fiscal year 2000.

   3. Any other matters as may properly come before the meeting.


                    VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

General

   The Board of Directors of the Company has fixed the close of business on June 23, 2000, as the record date (the "Record Date") for the Annual Meeting. Only holders of record on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment. On the Record Date there were 5,186,627 shares of Common Stock issued and outstanding, all of which are entitled to vote. The Common Stock is the only class of stock entitled to vote at the Annual Meeting. Holders of record of the Company's Common Stock as of the Record Date will be entitled to one (1) vote per share on all matters to be acted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for certain nominees for director. Abstentions are counted for purposes of determining a quorum to conduct business, but are ignored in vote tabulation, thereby increasing the number of votes necessary to approve any proposal. The inspectors of election will treat any shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and for which they have received no instructions from the beneficial owners or persons entitled to vote ("broker non-votes") as shares that are present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matters as to which the broker has indicated on the Proxy that it does not have discretionary authority to vote, those shares will be treated as not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters). Broker non-votes will have no effect on determining the outcome of the election of directors or the proposal to ratify the appointment of the accountants.

   All shares of Common Stock will vote as a single class. Neither the Company's Certificate of Incorporation nor its Bylaws provide for cumulative voting rights.

Security Ownership of Certain Beneficial Owners

   This information is incorporated by reference from Part III, Item 12, "Security Ownership of Certain Beneficial Owners and Management," in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

Security Ownership of Management

   This information is incorporated by reference from Part III, Item 12, "Security Ownership of Certain Beneficial Owners and Management," in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                             ELECTION OF DIRECTORS

   The Bylaws of the Company provide that the Board of Directors shall consist of at least three (3), but not more than nineteen (19) members (exclusive of advisory directors). The actual number of directors, within such limits, may be determined by resolution of the Board of Directors at any meeting. By resolution on May 26, 2000, the Board of Directors set the number of directors comprising the Board of Directors at six (6) effective as of the July 24, 2000 Annual Meeting of Stockholders. During 1999 and prior to July 24, 2000, the number of directors comprising the Board of Directors was set at seven (7).

   Unless otherwise directed, the persons appointed by your Proxy will vote your shares for the election of the nominees listed in the table below as directors of the Company:

                                     Year First
                                      Became a
           Name and Age               Director           Present Offices Held in the Company
      -------------------            ---------           -----------------------------------

John C. Hull (61)                      1998              Chairman of the Board, Chief Executive
                                                         Officer and Director
Edward T. Pratt, Jr. (76)              1969              Vice Chairman of the Board, Treasurer
                                                         and Director
William D. Pratt (71)                  1969              Executive Vice President, General
                                                         Counsel, Secretary and Director
Jack E. Pratt (73)                     1969              Director
Bernard A. Capaldi, CPA (57)           1988              Director
Michael J. Chesser (51)                1997              Director

   The Board of Directors does not believe that any of the nominees for director will refuse or be unable to accept election or be unable to serve as a director of the Company. Should any nominee become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons appointed by your Proxy will vote your shares for the election of other individual(s) as may be nominated or designated by the Board of Directors. Each nominee, so far as the Board can determine, is willing to serve and intends to serve the entire term if elected. If elected as a director of the Company, each director will hold office until his respective successor has been elected and qualified.

Business Experience for Past Five Years

   The following information summarizes the business experience during at least the past five years of each person nominated to be a director of the Company:

   John C. Hull was elected to the positions of Chief Executive Officer and Chairman of the Board on January 2, 1998. He served as Corporate Controller of the Company from November 1994 until January 2, 1998. Mr. Hull also served from April 1994 until January 1998 as Corporate Controller for Hollywood Casino Corporation ("HCC") which, prior to December 31, 1996, owned approximately 80% of the outstanding common stock of the Company. Mr. Hull served as a financial consultant to both the Company and HCC from 1990 until April 1994.

   Edward T. Pratt, Jr. has served as Vice Chairman of the Board and as a director and executive officer of the Company for more than five years. He also serves as Vice Chairman of the Board, President and Treasurer of HCC.

   William D. Pratt has served as Executive Vice President, Secretary and a director of the Company for more than five years. He currently serves as General Counsel and, prior to May 1995, served as General Counsel of the Company for more than five years. He also serves as Executive Vice President, Secretary and General Counsel of HCC.

   Jack E. Pratt served as Chairman of the Board and Chief Executive Officer of the Company for more than five years until his resignation from such positions on January 2, 1998. He is Chairman of the Board and Chief Executive Officer of HCC.

   Bernard A. Capaldi is a certified public accountant and is a principal of Capaldi, Reynolds & Associates, P.A., C.P.A.'s in New Jersey, and has held such position since 1965. He is also the Chairman of the Board of Shore Memorial Hospital's parent holding company.

   Michael J. Chesser is currently President and Chief Executive Officer of GPU Energy and has held such position since April 2000. He previously served as President, Chief Executive Officer and a director of Itron, Inc. from June 1999 until April 2000. From May 1998 until June 1999, Mr. Chesser was self employed as a business consultant. Prior to that, he served as President and Chief Operating Officer of Atlantic Energy Corporation since 1994 and served as a director for such company from 1996 until 1997. From 1987 until 1994, Mr. Chesser was Vice President of Baltimore Gas & Electric Company.

   Certain directors of the Company also serve or have served as officers and directors of various subsidiaries and former subsidiaries of the Company as listed in the table below. Such formerly wholly owned subsidiaries included Pratt Casino Corporation ("PCC"), PRT Funding Corp. ("PRT Funding") and New Jersey Management, Inc. ("NJMI"), all of which filed petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on May 25, 1999. The Plan of Reorganization for such former subsidiaries was approved by the Delaware Bankruptcy Court on October 1, 1999. In addition, GB Holdings, Inc. ("Holdings"), GB Property Funding Corp. ("GB Property") and Greate Bay Hotel and Casino, Inc. ("GBHC"), at the time all wholly owned subsidiaries of the Company, filed petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey on January 5, 1998.

Positions held with PCC, PRT Funding and NJMI from January 1998 until October 1999, at which time the companies ceased operations:

John Hull                        President, Chief Executive Officer and director
Edward T. Pratt, Jr.             Chief Financial Officer and director
Bernard A. Capaldi               Director
Michael J. Chesser               Director

Additional positions held with PCC, PRT Funding and NJMI prior to January 1998:

John C. Hull                     Principal Accounting Officer of PCC and PRT
                                 Funding
Jack E. Pratt                    Chief Executive Officer and director of PCC;
                                 President, Chief Executive Officer and director
                                 of PRT Funding; President and director of NJMI
Edward T. Pratt, Jr.             Executive Vice President and Treasurer of NJMI
William D. Pratt                 Executive Vice President, General Counsel,
                                 Secretary and director of PCC and PRT Funding;
                                 Vice President, Secretary and director of NJMI

Positions held with Holdings, GB Property and GBHC prior to January 1998:

John C. Hull                     Principal Accounting Officer of Holdings and GB Property
Jack E. Pratt                    Chief Executive Officer and director of Holdings and GBHC; President, Chief
                                 Executive Officer and director of GB Property
Edward T. Pratt, Jr.             Director of Holdings, GB Property and GBHC
William D. Pratt                 Executive Vice President, General Counsel, Secretary and director of Holdings and GB Property; director of GBHC

Required Vote

   Assuming the presence of a quorum, the holders of at least a plurality of the issued and outstanding shares of Common Stock present, either in person or by proxy, at the Annual Meeting must vote in favor in order to elect a director.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

Board Meetings and Committees

   Nonemployee directors of the Company received an annual fee of $25,000 for service on the Board of Directors and $1,000 for each Board meeting attended during 1999 (the annual fee has been increased to $40,000 for fiscal year 2000). The Board of Directors of the Company held four regularly scheduled meetings during the year ended December 31, 1999. All directors other than William D. Pratt attended at least 75% of all meetings of the Board of Directors and its committees for which they were eligible to serve.

   The Board of Directors of the Company has Audit, Compensation and Compliance Committees, but does not have a standing nominating committee. Nonemployee members of the Audit Committee and Compliance Committee receive an annual fee of $2,500 for service on the committee and $500 for each committee meeting attended. No additional compensation or fees are or have been paid to directors for attending Compensation Committee meetings.

   Audit Committee. The Audit Committee has the duty to (i) recommend annually to the Board of Directors the independent public accountants to be engaged to audit the books, records and accounts of the Company for the ensuing year; (ii) arrange the details for the engagement of the independent public accountants, including the amount they will be paid; (iii) review with the Company's independent public accountants, as well as the Company's controller and other appropriate personnel, the Company's general policies and procedures with respect to audits and accounting and financial controls and the general accounting and reporting principles that should be applied in preparing the Company's financial statements; (iv) meet with the independent public accountants as required and review with them the Company's interim and year-end financial statements, any certification, report or opinion that the independent public accountants propose to render in connection with such statements, and any other appropriate matter; and (v) report to the Board of Directors and take action on such matters as the Board of Directors may direct it to take. The Audit committee is comprised of Bernard A. Capaldi, Michael J. Chesser and Edward T. Pratt, Jr. The Audit committee met once during 1999.

   Compensation Committee. The Compensation Committee reviews the compensation of the Company's executive officers. During 1999, the Compensation Committee was comprised of Edward D. Muir, Bernard A. Capaldi and Jack E. Pratt. The Compensation Committee did not meet during 1999. Effective May 26, 2000, Michael
J. Chesser replaced Edward D. Muir on the Compensation Committee. The report of the Compensation Committee is incorporated by reference from Part III,
Item 11, "Executive Compensation," in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

   Compliance Committee. The Compliance Committee was formed on October 11, 1999 to assist in the implementation of the Company's Compliance Plan with respect to the conduct of manufacturing and distributing activities of Advanced Casino Systems Corporation, a wholly owned subsidiary of the Company. The purpose of the Compliance Plan is to establish self-regulatory procedures to promote compliance with applicable laws and, to the fullest extent practicable, prevent any activity that would pose a threat to the reputation and integrity of the gaming industry. The Compliance Committee is to consist of at least three members including a director of the Company, an executive officer of the Company or his designee and a person familiar with gaming regulatory law and procedure. At least one member of the Compliance Committee is to be independent. In addition, all members of the Compliance Committee must be sensitive to the concerns of gaming authorities and capable of determining by virtue of their experience with the Company, law enforcement and/or gaming or other regulated businesses, the existence and likelihood of situations that could be deemed unsuitable. In October 1999, the Board of Directors appointed Edward T. Pratt,
Jr., William D. Pratt and Bernard A. Capaldi to the Compliance Committee.   The
Compliance Committee did not meet during 1999; however, it plans to meet on a quarterly basis commencing with its initial meeting which was held on February 7, 2000.

Family Relationships

   Jack E. Pratt, Edward T. Pratt, Jr. and William D. Pratt are brothers (the "Pratt Brothers"). Edward T. Pratt III, President of the Company, is the son of Edward T. Pratt, Jr. There is no other family relationship between any of the directors and any executive officers of the Company or its subsidiaries or affiliates.

Certain Relationships

   See "Transactions with Management" for certain transactions between directors and the Company or its subsidiaries or affiliates.

                                   MANAGEMENT

   This information is incorporated by reference from Part III, Item 10, "Directors and Executive Officers of the Registrant," in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


                REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

   This information is incorporated by reference from Part III, Item 11, "Executive Compensation," in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                            STOCK PRICE PERFORMANCE

   This information is incorporated by reference from Part III, Item 11, "Executive Compensation," in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                          TRANSACTIONS WITH MANAGEMENT

   This information is incorporated by reference from Part III, Item 13, "Certain Relationships and Related Transactions," in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   Upon the recommendation of the Audit Committee and subject to ratification by the stockholders at the Annual Meeting, the Board of Directors has appointed Deloitte & Touche LLP ("Deloitte & Touche") to serve as the independent public accountants of the Company for its fiscal year ending December 31, 2000. Deloitte & Touche was engaged by the Audit Committee of the Board of Directors during October 1998 to serve as independent public accountants for the Company. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting to make a statement or to respond to questions. If the appointment of Deloitte & Touche is not ratified by the stockholders, the Board of Directors will appoint other independent public accountants based upon the recommendation of the Audit Committee.

   The affirmative vote of a majority of the votes cast on this proposal shall result in the ratification of the appointment of Deloitte & Touche.

   The Company filed a complaint on October 8, 1998 against Arthur Andersen LLP ("Andersen"), its former certifying accountants, and selected partners alleging negligent advice and breach of contract with respect to the tax consequences resulting from the spin off of the Company's stock by HCC to its shareholders on December 31, 1996.

   In view of such litigation, the Audit Committee of the Company's Board of Directors voted on October 16, 1998 to terminate Andersen as its independent accountants. There were no disagreements with Andersen of the type of which would require disclosure under Item 304 of Regulation S-K. Andersen's report on the consolidated financial statements of the Company for the years ended December 31, 1997 and 1996 included an explanatory paragraph referring to the Company's disclosure concerning substantial doubt about its ability to continue as a going concern. Such uncertainty resulted from the filing by GBHC, the Company's most significant operating subsidiary, of a petition for protection under Chapter 11 of the United States Bankruptcy Code on January 5, 1998.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2000.

                                 OTHER BUSINESS

   The Board of Directors is not aware of any other business that may properly be, or is likely to be, brought before the Annual Meeting. If, however, any other business should properly be presented to the Annual Meeting, the persons appointed by your Proxy will vote your shares as they deem proper.

                             STOCKHOLDER PROPOSALS

          Under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proposals for inclusion in the Company's proxy statement for consideration at its Annual Meeting of Stockholders by submitting proposals to the Company in a timely manner. In order to be included for the 2000 Annual Meeting, stockholder proposals must be received by the Company by January 12, 2001, and must otherwise comply with the requirements of Rule 14a-8.

                    COPIES OF THE ANNUAL REPORT ON FORM 10-K
               FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

   The Annual Report on Form 10-K covering the Company's year ended December 31, 1999, including audited financial statements, is enclosed with this Notice of Annual Meeting. The Form 10-K does not form any part of the materials for the solicitation of Proxies. The enclosed Form 10-K does not include all exhibits required to be filed with the Securities and Exchange Commission. However, these exhibits are listed in Part III of the Form 10-K and the Company will furnish to you, for a minimal charge, any exhibit upon written request. Written requests for exhibits should be directed to Investor Relations, Greate Bay Casino Corporation, 200 Decadon Drive, Suite 100, Egg Harbor Township, New Jersey 08243.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              William D. Pratt, Secretary

June 27, 2000
Dallas, Texas



   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                         GREATE BAY CASINO CORPORATION
                    c/o Advanced Casino Systems Corporation
                          200 Decadon Drive, Suite 100
                     Egg Harbor Township, New Jersey 08234

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints William D. Pratt and Edward T. Pratt Jr. as proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and vote as designated below, all of the shares of the Common Stock of Greate Bay Casino Corporation (the "Company") held of record by the undersigned on June 23, 2000, at the Annual Meeting of Stockholders to be held on July 24, 2000, or any postponement or adjournment.

1. PROPOSAL TO ELECT AS DIRECTORS OF THE COMPANY THE FOLLOWING PERSONS TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

   FOR ALL nominees listed below                                 WITHHOLD AUTHORITY
   ___(except as marked to the contrary below)                   ___to vote for all nominees below.

       Bernard A. Capaldi               Michael J. Chesser               John C. Hull
          Jack E. Pratt                 Edward T. Pratt, Jr.            William D. Pratt

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2000.

             ____ FOR            ____ AGAINST         ____ ABSTAIN


--------------------------------------------------------------------------------
                        (please sign on the other side)

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND FOR THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS UNDER PROPOSAL 2.

                                    Dated:____________________________, 2000

                                    ________________________________________
                                                    Signature

                                    _________________________________________
                                            Signature if Held Jointly

Please execute this Proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                    [LOGO OF GREATE BAY CASINO CORPORATION
                                 APPEARS HERE]


                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE              Investor Contact: John Hull
---------------------                                Chief Executive Officer
                                                     (972) 392-7777

                         GREATE BAY CASINO CORPORATION

                         REPORTS FIRST QUARTER RESULTS

     Egg Harbor Township, New Jersey, May 15, 2000- Greate Bay Casino Corporation (OTC:GEAAQ) today reported a net loss of $2.5 million, or $0.49 per share, for the first quarter of 2000 compared to a net loss of $2 million, or $0.39 per share for the first quarter of 1999. Net revenues for the first quarter of 2000 amounted to $717,000 compared to net revenues of $2.2 million for the first quarter of 1999.

     The decline in net revenues and resulting increase in net loss was due to a decline in software installation revenues at Advanced Casino Systems Corporation ("ACSC"), the company's sole remaining operating subsidiary. ACSC has subsequently entered into three new installation contracts which should improve revenues for the remainder of 2000.

     Greate Bay had outstanding indebtedness to Hollywood Casino Corporation of $51.6 million on March 31, 2000 including $9.7 million in demand notes and accrued interest. ACSC's operations do not generate sufficient cash flow to provide debt service on the Hollywood obligations and, consequently, Greate Bay is insolvent. Accordingly, Greate Bay has commenced discussions with Hollywood to restructure its obligations and, in that connection, has entered into a standstill agreement with Hollywood. Under the standstill agreement, monthly payments of principal and interest due from Hollywood for the three months ended May 1, 2000, with respect to a note, have been deferred until June 1, 2000 in consideration of Hollywood's agreement not to demand payment of principal or interest on the demand notes outstanding to Greate Bay. There can be no assurance at this time that the discussions with Hollywood will result in a restructuring of Greate Bay's obligations to Hollywood. In addition, it is possible that any restructuring will result in a conveyance of all of Greate Bay's remaining assets, including ACSC, to Hollywood in order to satisfy Greate Bay's obligations to Hollywood. Any restructuring of Greate Bay's obligations, consensual or otherwise, will require Greate Bay to file for protection under federal bankruptcy laws.

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
                         GREATE BAY CASINO CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                              Three Months Ended March 31,
                                              ------------------------------
                                                    2000          1999
                                              --------------   -------------
Revenues:
 System sales and support services             $   717,000       $ 1,905,000
 Consulting fees                                         -           300,000
                                               -----------       -----------

  Total revenues                                   717,000         2,205,000
                                               -----------       -----------

Expenses:
 Cost of sales                                     270,000         1,018,000
 Marketing                                          43,000             9,000
 System development and support services           731,000           612,000
 General and administrative                        631,000           697,000
 Depreciation                                       47,000            44,000
                                               -----------       -----------

  Total expenses                                 1,722,000         2,380,000
                                               -----------       -----------

 Loss from operations                           (1,005,000)         (175,000)
                                               -----------       -----------

Non-operating income (expense):
 Interest income                                   123,000           212,000
 Interest expense                               (1,710,000)       (3,980,000)
 Equity in earnings of Limited Partnership               -         2,022,000
 Restructuring costs                                     -           (82,000)
                                               -----------       -----------

  Total non-operating expense, net              (1,587,000)       (1,828,000)
                                               -----------       -----------

Loss before income taxes                        (2,592,000)       (2,003,000)
 Income tax benefit (provision)                     67,000           (33,000)
                                               -----------       -----------

Net loss                                       $(2,525,000)      $(2,036,000)
                                               ===========       ===========

Basic and diluted net loss per common share    $      (.49)      $      (.39)
                                               ===========       ===========

Weighted average shares outstanding              5,186,627         5,186,627
                                               ===========       ===========
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